Exhibit 1.2

[___________] Securities

CAPITAL ONE CAPITAL [__]

[__]% Trust Preferred Securities

($[__________] Liquidation Amount per Security)

Fully and unconditionally guaranteed on a junior subordinated basis,

as described in the Prospectus, by

CAPITAL ONE FINANCIAL CORPORATION

UNDERWRITING AGREEMENT

___________________

[Date]

To the [Representatives of the] Underwriters named in Schedule I hereto

Dear Sirs:

Capital One Capital [__] (the “Trust”), a statutory trust organized under the Delaware Statutory Trust Act (the “Delaware Act”) and a subsidiary of Capital One Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell [__]% trust preferred securities (the “[Underwritten] Securities”) (liquidation amount of $[________] per trust preferred security) to the several underwriters named in Schedule I hereto (the “Underwriters”)[, for whom you are acting as representatives (the “Representatives”)]. [The Trust also proposes to grant to the Underwriters an option to purchase additional Securities with a liquidation amount as set forth in Schedule I hereto to cover over-allotments (the “Option Securities”, and together with the Underwritten Securities, the “Securities”).]

The Securities are to be issued under an amended and restated declaration of trust (the “Trust Agreement”), dated as of ___________, among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Securities will be guaranteed by the Company on a junior subordinated basis with respect to distributions and amounts payable upon liquidation or redemption (the “Guarantee”), to the extent described in the Prospectus (as defined below), pursuant to a guarantee agreement (the “Guarantee Agreement”), dated as of ___________, between the Company and The Bank of New York as guarantee trustee (the “Guarantee Trustee”).

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The Trust will use the proceeds from the sale of the Securities together with the proceeds from the sale of its common securities (the “Common Securities”) to the Company to purchase $__________ aggregate principal amount of ___% junior subordinated notes due _____ (the “Notes”) issued by the Company pursuant to the provisions of a Subordinated Indenture dated as of [___________] (the “Indenture”), between the Company and The Bank of New York as trustee (the “Indenture Trustee”).

1.            Registration Statement and Prospectus. The Company and the Trust have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-[_______________]) under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus relating to the Securities (the registration statement, as amended through the date of this Agreement, is herein referred to as the “Registration Statement”). The Registration Statement has been declared effective by the Commission, meets the requirements set forth in Rule 415(a)(1) under the Securities Act and complies in all other material respects with such Rule. The prospectus included in the Registration Statement, as supplemented as contemplated by Section 5(a) to reflect the terms of the Securities and the terms of the offering thereof, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, including all documents incorporated by reference therein, is referred to herein as the “Prospectus”.

2.	Agreements to Sell and Purchase.

(a)            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the number of [Underwritten] Securities set forth opposite the name of such Underwriter in Schedule I hereto, at a purchase price per Underwritten Security of $______ (the “Purchase Price”).

(b)           [On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [____] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the initial public offering, upon written or telegraphic notice by the [Representatives][Underwriters] to the Trust setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the date on which delivery and payment shall occur, which shall not be less than [___] business days after the date of the notice of exercise. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.]

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3.            Terms of Public Offering. The Company and the Trust are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution hereof as practicable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

4.            Delivery and Payment. Delivery to the Underwriters of and payment for the [Underwritten] Securities shall be made at 10:00 A.M., New York City time, on the [___] business day unless otherwise permitted by the Commission pursuant to Rule 15c6- 1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the “Closing Date”) following the date of the initial public offering, at such place as you shall designate. [Delivery to the Underwriters of and payment for the Option Securities (if the option provided for in 2(b) hereof shall have been exercised) shall be made on the date and time specified in the notice of exercise of the option, which shall not be less than [___] business days after the date of the notice of exercise.] The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire payable in Federal (same-day) funds to the order of the Trust.

5.            Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with you:

(a)            To file the Prospectus with the Commission pursuant to Rule 424(b)(2) or, if applicable, sub- paragraph (5) thereof not later than the second business day following the execution and delivery of this Agreement.

(b)           To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iii) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the

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Trust will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

(c)            To furnish to you, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

(d)           During such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or a dealer, not to file any amendment or supplement to the Registration Statement or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use each of their best efforts to cause any such post-effective amendment to the Registration Statement to become promptly effective.

(e)            For such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

(f)            If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and, subject to paragraph (d) above, file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when they were so made, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

(g)           Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or

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qualification, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

(h)           In the case of the Company, to make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(i)             If at any time during such period the Company ceases to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, during the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of the Securities a financial report of the Company and its subsidiaries (including the Trust) on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of changes in stockholders’ equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

(j)             During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or proxy statement of the Company and the Trust mailed to the security holders of the Company or the Trust, respectively, or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

(k)           To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, any Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the

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Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, including reasonable fees and disbursements of Underwriters’ counsel and any fees in connection therewith, (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vii) the rating agencies in connection with the rating of the Securities, (viii) the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee and, to the extent agreed with the Trustee, the reasonable fees and disbursements of counsel to the Trustee, (ix) the fees and disbursements of the Trust’s counsel [and] (x) the fees and disbursements of the Company’s counsel and accountants, [and (xi) admitting the Securities for trading in the [insert relevant exchange]]1.

(l)             During the period beginning on the date hereof and continuing to and including the date that is [___] days after the Closing Date for the purchase of the Securities, not to offer, sell, contract to sell or otherwise dispose of any trust preferred securities or any other securities, including any backup undertakings of such trust preferred securities or other securities, of us or of the Trust, in each case that are substantially similar to the Securities (other than the Securities), without your prior written consent.

(m)          To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company or the Trust prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

6.          Representations and Warranties of the Company and of the Trust. The Company and the Trust jointly and severally represent and warrant to each Underwriter that:

(a)            The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

(b)           (i) At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective prior to the Closing

_________________________

1	Insert as applicable.

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Date, neither the Registration Statement nor such amendment included or will include an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to (x) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter expressly for use therein or (y) the Forms T-1 and (iv) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission prior to the Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together and with the other information in the Prospectus, as of the date of the Prospectus and at all times subsequent thereto up to the Closing Date, did not and will not contain an untrue statement of material fact or did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)            The Company and each of its subsidiaries that is a “Significant Subsidiary” within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission (the “Significant Subsidiaries”) is validly existing as a corporation (or, in the case of Capital One Bank, as a bank chartered under the laws of Virginia, and in the case of Capital One, F.S.B., as a federal savings bank chartered under the federal laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has in all material respects the corporate power and authority to operate its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is also registered as a bank holding company under the Bank Holding Company Act.

(d)           The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act, is and will be treated as a “grantor trust” for federal income tax purposes under existing law, has the

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statutory trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and to perform its obligations hereunder and under the Trust Agreement, and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

(e)            All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non- assessable, and are owned by the Company (other than directors’ qualifying shares of Capital One Bank), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

(f)            The Notes have been duly authorized and, when validly issued, executed and delivered by the Company and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability.

(g)           This Agreement has been duly authorized, executed and delivered by the Company and the Trust and is a valid and binding agreement of the Company and the Trust, enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

(h)           Each of the Indenture, the Guarantee Agreement and the Trust Agreement has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company. Assuming due authorization, execution and delivery of each of the Indenture, the Guarantee and the Trust Agreement by each party other than the Company (other than, with respect to the Trust Agreement, the administrative trustees named therein), when validly executed and delivered by the Company each of the Indenture, the Guarantee Agreement and the Trust Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability or (iii) with respect to the Trust Agreement, considerations of public policy or the effect of applicable law relating to fiduciary duties.

(i)             The Securities have been duly and validly authorized by the Trust Agreement and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered against payment therefor as provided herein, will be duly and validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights, and will conform as to legal

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matters in all material respects to the description thereof contained in the Prospectus; holders of Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(j)             The Common Securities have been duly and validly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid undivided beneficial interests in the assets of the Trust and will conform as to legal matters in all material respects to the description thereof in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; holders thereof will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and at the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of all liens, encumbrances, equities or claims.

(k)           The Company, its Significant Subsidiaries and the Trust are not in violation of their respective charters, by-laws or the Trust Agreement or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or the Trust, in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

(l)             The execution, delivery and performance of this Agreement, the Indenture and the Securities and compliance by the Company and the Trust with all the provisions hereof and thereof and the consummation by the Company and the Trust of the transactions contemplated hereby and in the Prospectus will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, any of its Significant Subsidiaries or the Trust Agreement, or any material indenture, agreement, or other instrument to which the Trust, the Company or any of the Company’s Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Trust, the Company, any of the Company’s Significant Subsidiaries or their respective property.

(m)          Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any

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of its subsidiaries (including the Trust) is a party or of which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

(n)           The Company, each of its Significant Subsidiaries and the Trust are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Virginia State Corporation Commission and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (the “Bank Regulatory Authorities”), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except in each case as set forth in the Prospectus, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

(o)           The Trust, the Company and each of its subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”), as are necessary to own, lease and operate its respective properties that, in the case of the Company and its subsidiaries, are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; each of the Trust, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole, or the Trust.

(p)           Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act.

(q)           The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any

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amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(r)            Neither the Company nor the Trust is or, after giving effect to the offering and sale of the Securities pursuant to this Agreement, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

7.Indemnification. (a) The Company and the Trust jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company or the Trust by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

(b)           In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the

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Trust, such Underwriter shall promptly notify the Company and the Trust in writing and the Company or the Trust, as applicable, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company or the Trust, (ii) the Company or the Trust shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or Trust and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or Trust (in which case the Company or Trust shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company or Trust shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by [_____________________] and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Neither the Company nor the Trust shall be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company or Trust, as applicable, the Company and Trust agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the reasonable fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement (except to the extent there is a good faith dispute as to the reasonableness of the legal fees and legal expenses of counsel retained by such indemnified party) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an

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unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, each of their respective directors, officers and trustees who sign the Registration Statement and each person controlling either of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Trust to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. You confirm that the statements set forth in the [__________________] paragraphs under the heading “Plan of Distribution” in the prospectus supplement were furnished in writing to the Company and the Trust by or on behalf of the Underwriters expressly for use therein. In case any action shall be brought against the Company, the Trust, any of their respective directors, any such officers or trustees or any person controlling either of them based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Trust (except that if the Company or the Trust shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, the Trust, each of their respective directors, any such officers or trustees and any person controlling either of them shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

(d)           If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Trust and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Trust and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Trust, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the

13

Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective amount of Securities purchased by each of the Underwriters hereunder and not joint.

8.          Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

(a)            All the representations and warranties of the Company and the Trust contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b)           The Prospectus shall have been filed with the Commission in accordance with Section 5(a), and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Company, contemplated by the Commission.

(c)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have

14

publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(d)           (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or contemplated in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries (including the Trust) shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate of the Company, dated the Closing Date, signed by the Chief Financial Officer and the Treasurer of the Company confirming the matters set forth in paragraphs (a), (b), (c) and (d) (i) – (iii) of this Section 8.

(e)            You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, covering such matters as are listed in Exhibit A. The opinion of Richards, Layton & Finger, P.A. shall be rendered to you at the request of the Trust and shall so state therein.

(f)            You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Frank R. Borchert, III, Esq., Deputy General Counsel of the Company, or of such other person as the parties hereto agree, covering such matters as are listed in Exhibit B. The opinion of Frank R. Borchert, III, Esq. shall be rendered to you at the request of the Company and shall so state therein.

(g)           You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Company, covering such matters as are listed in Exhibit C and a letter, dated the Closing Date, in substantially the form of Exhibit D.

(h)           You shall have received on the Closing Date an opinion, dated the Closing Date, of Morrison & Foerster LLP, counsel for the Underwriters, covering such matters as you may request.

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(i)             You shall have received letters on and as of the date hereof and the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j)             The Company and the Trust shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Trust, respectively, at or prior to the Closing Date.

(k)           You shall have received such further information, certificates and documents as you may reasonably request.

9.          Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

This Agreement may be terminated at any time prior to the Closing Date by [you][the Representatives] by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change (including, without limitation, the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority) in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, [in your judgment][in the judgment of the Representatives], make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic conditions or in the financial markets of the United States or elsewhere that, [in your judgment][in the judgment of the Representatives], is material and adverse and would, [in your judgment][in the judgment of the Representatives], make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, limitation on prices on any such exchange or National Market System (iv) a material disruption in securities settlement that makes it impracticable to deliver the Securities in the manner contemplated by the Prospectus, or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which [in your opinion][in the opinion of the Representatives] has a material adverse effect on the financial markets in the United States.

10.             Default of Underwriter. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal

16

amount of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Securities to be purchased on such date by all Underwriters, each non- defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the total principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one- ninth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

11.             Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Capital One Financial Corporation, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Director of Capital Markets, (b) if to the Trust, to Capital One Capital [__],1680 Capital One Drive, McLean, Virginia 22102, Attention: ____________________and (c) if to any Underwriter, to you c/o ___________________________________________________, Attention: ____________________, or in any case to such other address as the person to be notified may have requested in writing.

12.             Representations and Indemnities to Survive. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Trust, each of their respective officers, directors and trustees and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the Trust, the officers, directors or trustees or any controlling person of either of them, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

13.             Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of

17

the Company or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

14.             Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Trust, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

15.             Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

16.             Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

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Please confirm that the foregoing correctly sets forth the agreement between the Company, the Trust and the several Underwriters.

Very truly yours,

CAPITAL ONE FINANCIAL CORPORATION

By: __________________________

Name: ____________________

Title: ______________________

CAPITAL ONE CAPITAL [__]

By: __________________________

Name: ____________________

Title: ______________________

Accepted:

[Representative]

[Acting on behalf of

themselves and the several

Underwriters named in

Schedule I hereto]

By: [Underwriter]

By: __________________________

Name:

Title:

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SCHEDULE I

Underwriters	Number of Securities to be Purchased
	$	______________
	$	______________
	$	______________
	$	______________
	$	______________
Total	$

[Number of Option Securities to be Purchased: $________________]

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EXHIBIT A

MATTERS TO BE COVERED IN OPINION OF

RICHARDS LAYTON & FINGER, P.A.

1.              The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

2.              The Trust Agreement constitutes a valid and binding obligation of the Company and the trustees, named therein (the “Trustees”) and is enforceable against the Company and the Trustees, in accordance with its terms.

3.              Under the Trust Agreement and the Delaware Statutory Trust Act, the Trust has the trust power and authority to (A) execute and deliver the Underwriting Agreement, and perform its obligations thereunder, and (B) issue and perform its obligations under the Securities.

4.              Under the Trust Agreement and the Delaware Statutory Trust Act, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

5.              The Securities have been duly and validly authorized by the Trust Agreement, and, when issued and delivered against payment therefor as provided in the Underwriting Agreement and the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. Under the Trust Agreement and the Delaware Statutory Trust Act, the issuance of the Securities is not subject to preemptive rights. The holders of the Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Securities may be obligated to make payments as set forth in the Trust Agreement.

6.              The Common Securities have been duly and validly authorized by the Trust Agreement. Under the Trust Agreement and the Delaware Statutory Trust Act, the issuance of the Common Securities is not subject to preemptive rights.

7.              The issue and sale of the Securities by the Trust, the execution and delivery of the Underwriting Agreement by the Trust, the compliance by the Trust with all of the provisions of the Trust Agreement and the Underwriting Agreement, the purchase by the Trust of the Notes, and the consummation of the transactions therein contemplated do not violate (A) the Trust Agreement or the Certificate of Trust of the Trust, or (B) any applicable Delaware law, rule or regulation.

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8.            No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Securities.

The opinion expressed in paragraph 2 above is subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

A-2

EXHIBIT B

MATTERS TO BE COVERED IN OPINION OF FRANK R. BORCHERT, III

1.          The Indenture, the Guarantee Agreement and the Trust Agreement have been duly executed and delivered by the Company.

2.          Capital One Bank is validly existing as a banking corporation under, and is in good standing under, the laws of the Commonwealth of Virginia. Capital One, F.S.B. is validly existing as a federal savings bank chartered under the federal laws of the United States. Capital One Auto Finance, Inc. is validly existing as a corporation under, and is in good standing under, the laws of the State of Texas. Each of Capital One Bank, Capital One F.S.B. and Capital One Auto Finance, Inc. is hereinafter referred to as a “Significant Subsidiary.” Each of the Company, Capital One Bank, Capital One, F.S.B. and Capital One Auto Finance, Inc. has, in all material respects the corporate power to operate its business as described in the Prospectus and to own its assets. The Company is qualified to do business as a foreign corporation under the laws of the Commonwealth of Virginia and is in good standing under the laws of the Commonwealth of Virginia.

3.          No consent, approval, authorization or order of, or filing with, any United States or Virginia governmental agency or any Virginia court or United States federal court is required on the part of the Company under Virginia law or United States federal law for the consummation by the Company of the transactions set forth in the Agreements, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws.

4.          Neither the execution and delivery by the Company of the Agreements, nor the performance by the Company of its obligations under the Agreements result in a material breach of the terms of, or constitute a material default under (i) the applicable organizational documents of the Company, as amended, (ii) any rule, order (known to me without investigation), statute or regulation, to the extent the foregoing relate to Virginia law or United States federal law, of any Virginia or United States court, regulatory body, or administrative or governmental agency having jurisdiction over the Company or any Significant Subsidiary, or (iii) the terms of any material indenture or other material agreement or instrument to which the Company or any Significant Subsidiary is a party; provided, however, that no opinion is expressed with respect to any state securities or Blue Sky laws.

5.          Except as described in the Registration Statement or the Prospectus, to my knowledge without investigation there are no actions, proceedings or investigations pending or threatened in writing before any court, administrative agency or other tribunal (A) asserting the invalidity of the Agreements, or (B) seeking to prevent the issuance of the Securities or the consummation of the transactions set forth in the Agreements, which if adversely determined would materially and adversely affect the holders of the Securities, or the validity or enforceability of the Agreements.

B-1

EXHIBIT C

MATTERS TO BE COVERED IN OPINION OF

CLEARY GOTTLIEB STEEN & HAMILTON LLP

1.          The Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

2.          The execution and delivery of the Indenture, the Guarantee Agreement and the Trust Agreement have been duly authorized by all necessary corporate action of the Company; assuming due authorization, execution and delivery by each other party to each of the Guarantee Agreement and the Indenture, the Guarantee Agreement and the Indenture are each valid, binding and enforceable agreements of the Company. Each of the Indenture, the Guarantee Agreement and the Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

3.          The execution and delivery of the Notes has been duly authorized by all necessary corporate action of the Company, and the Notes have been duly executed and delivered by the Company and assuming the due authentication thereof, are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

4.          The statements set forth in the Prospectus under the headings “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debt Securities”, “Description of the Trust Preferred Securities Guarantees”, “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee” and “ERISA Considerations”, each as amended or supplemented, and the statements included in the Prospectus Supplement under the captions “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debt Securities”, “Description of the Trust Preferred Guarantee” and “ERISA Considerations” insofar as such statements purport to summarize legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

5.          The statements set forth in the Prospectus Supplement under the heading “United States Federal Income Tax Considerations”, insofar as such statements constitute a summary of the tax matters referred to therein, fairly summarize such matters.

6.          The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

7.          The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company and the Trust of their respective obligations in the Underwriting Agreement, the Indenture and the Securities will not, require any consent, approval, authorization,

C-1

registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience is normally applicable to general business entities in relation to transactions of the type contemplated by the Indenture and the Securities, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws).

8.              No registration of the Company or the Trust under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement.

C-2

EXHIBIT D

MATTERS TO BE COVERED IN THE NEGATIVE ASSURANCE LETTER OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

Based on our participation in conferences and conversations and our review of applicable records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)              No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)           No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

D-1